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                                                               EXHIBIT 10(d)(2)

                            FIRST AMENDMENT TO THE
                          IMPERIAL HOLLY CORPORATION
                           SALARY CONTINUATION PLAN

  This First Amendment to the Imperial Holly Corporation Salary Continuation Plan is effective as of November 1, 1998.

                                  WITNESSETH:

  WHEREAS, Imperial Holly Corporation (the "Company") adopted the Imperial Holly Corporation Salary Continuation Plan, which was amended and restated effective August 1, 1990 and again amended and restated effective August 1, 1994 (the "Plan"); and

  WHEREAS, pursuant to Section 7.01 of the Plan, the Board of Directors of the Company (the "Board") retained the right to amend the Plan, and the Board now desires to (i) amend the Plan and (ii) continue the Plan without a gap or lapse in coverage;

  NOW, THEREFORE, the Plan is hereby amended as follows:

  Section 4.04 of the Plan is amended to delete the second paragraph thereof in its entirety and to replace it with the following new second paragraph:

    Notwithstanding any other provision of this Plan to the contrary, the aggregate "present value" of all "parachute payments" payable to or for the benefit of a Participant in the Plan, whether payable pursuant to the Plan or otherwise, shall not be limited to three times the Participant's "base amount" in order to avoid excise taxes to the Participant under Section 4999 or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") or the disallowance of a deduction to the Company pursuant to Section 280G or any successor provision of the Code. Any "parachute payment" made to a Participant under the Plan may thus be considered an "excess parachute payment". For purposes of this Section 4.04, the terms "present value", "parachute payment", "base amount" and "excess parachute payment" shall have the meanings assigned thereto under
  Section 280G or any successor provision of the Code.

  This First Amendment to the Plan is executed is 1st day of November, 1998, to be effective as of the date specified above subject to approval or ratification by the Board. Except as amended hereby, the Plan shall continue in full force and effect in accordance with its provisions.

                                          Imperial Holly Corporation

ATTEST:

          /s/ W. F. Schwer                           /s/ James C. Kempner
By: _________________________________     By: _________________________________
Name: William Schwer                                   James C. Kempner
Title: Assistant Secretary                      President and Chief Executive
                                                            Officer